Exhibit 99.1

GREAT LAKES REIT REPORTS $0.24 EPS AND $0.47 FFO PER

COMMON SHARE FOR FOURTH QUARTER 2003

Great Lakes REIT Fourth Quarter Highlights

•                  Net Income of $3.9 million, or $0.24 per common share

•                  Funds From Operations (FFO) of $7.5 million, or $0.47 per common share

•                  Occupancy at January 1, 2004 was 78.3%.

OAK BROOK, ILLINOIS, February 13, 2004 - Great Lakes REIT (NYSE: GL), a real estate investment trust which holds a portfolio of Midwestern office and medical office properties, today announced fourth quarter 2003 net income of $3.9 million, or $0.24 per common share, which included gains on sale of properties of $1.8 million, or $0.11 per common share, and funds from operations (FFO) of $7.5 million, or $0.47 per common share. This compares to net income of $3.9 million, or $0.24 per common share, which included gain on sale of properties of $0.6 million, or $0.04 per common share, and FFO of $9.1 million, or $0.55 per common share, for the fourth quarter of 2002.  FFO represents a non-GAAP (generally accepted accounting principles) financial measure.  A table reconciling FFO to the GAAP measure the Company believes to be most directly comparable, net income applicable to common shares, is included in this release.  Although not a GAAP measure, the Company believes that the inclusion of information regarding FFO provides important information to shareholders.  The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests.  In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations.  FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO follows the definition of FFO as promulgated by the National Association of Real Estate Investment Trusts, but may differ from the methodology for calculating FFO utilized by other real estate companies.

For the year ended December 31, 2003, the Company reported net income of $11.8 million, or $0.73 per common share, which included gains on sale of properties of $4.0 million, or $0.25 per common share, compared to $22.8 million, or $1.38 per common share, for the comparable period of 2002 (including $7.8 million of gain on sale of properties, or $0.47 per common share, for the comparable period of 2002).  Funds from operations totaled $29.2 million, or $1.80 per common share, for the year ended December 31, 2003, as compared to FFO of $35.4 million, or $2.14 per common share, for the comparable period of 2002.  Results for the year ended December 31, 2003 were impacted by one-time costs associated with the termination of certain employee share loans in the amount of $0.5 million, or $0.03 per common share, and one-time costs associated with the initiatives undertaken to explore alternatives to improve shareholder value in the amount of $0.3 million, or $0.02 per common share

Pending Merger Transaction

On January 22, 2004, the Company announced the signing of a definitive merger agreement to be acquired by Aslan Realty Partners II, L.P., an affiliate of Transwestern Investment Company, L.L.C. (“Transwestern”).  Great Lakes REIT also announced that it has entered into definitive agreements to sell its portfolio of medical office buildings for a contract price of approximately $69 million, and to sell its two Minnesota assets for total contract prices of approximately $42 million.

Under the terms of the merger agreement, Transwestern has agreed to pay no less than $14.98 per share in cash to the shareholders of Great Lakes REIT upon the closing of the merger.  Pursuant to the terms of the merger agreement, Great Lakes REIT is permitted to sell certain of its properties, including its portfolio of medical office buildings and Minnesota assets, to the extent the net proceeds from these sales exceeds the value for such properties specified by Transwestern.  The price per share to be paid by Transwestern will be increased to the extent Great Lakes REIT sells one or more of such properties for prices in excess of the value specified by Transwestern.  Assuming the portfolio of medical office buildings and the Minnesota assets are sold for their contract prices, Great Lakes REIT’s shareholders are expected to receive approximately $15.53 per share in cash upon the closing of the merger, subject to actual closing costs with respect to the property sales.

The proposed merger with Transwestern is contingent upon shareholder approval and certain other closing conditions, but not contingent on the completion of any of the additional property sales.  The proposed sales of the portfolio of medical office buildings and the Minnesota assets are not contingent on one another or the merger, and each of the proposed property sale transactions is subject to customary closing conditions.  Great Lakes REIT expects that the property sale transactions currently under contract will close by the end of the first quarter of 2004 and expects the merger to close in the second quarter of 2004.  There can be no assurance, however, that Great Lakes REIT will sell any of the portfolio of medical office buildings, the Minnesota assets or any of the other specified properties.  Shareholder approval will be solicited by Great Lakes REIT by means of a proxy statement, which will be mailed to Great Lakes REIT shareholders upon completion of the required Securities and Exchange Commission filing and review process.

Pursuant to the merger agreement with Transwestern, the Great Lakes REIT Board of Trustees has suspended the dividend on Great Lakes REIT common shares and will terminate the Company’s Dividend Reinvestment & Direct Share Purchase and Sale Plan.

In addition, pursuant to the merger agreement, Great Lakes REIT will redeem Great Lakes REIT’s 9¾% Series A Cumulative Redeemable Preferred Shares (NYSE: GL-PrA) immediately prior to the merger.  The Company will continue to pay regular quarterly dividends on the Series A Preferred Shares arising prior to the merger date, and the redemption price will include accrued and unpaid dividends up to the redemption date.  In this regard, the Board of Trustees has declared a regular quarterly dividend of $0.609375 per Series A Preferred Share, payable to shareholders of record as of February 15, 2004.  This dividend payment will cover the period from December 1, 2003 through February 29, 2004.  Such dividend will be paid on March 1, 2004.

Portfolio Performance

Total revenues decreased by 5% to $26.1 million in the fourth quarter of 2003 from $27.4 million in last year’s fourth quarter. Revenues decreased primarily due to declining occupancies in 2003 as compared to 2002.  Same store sales decreased 16% (cash basis) for the three months ended December 31, 2003, as compared to the fourth quarter of 2002, primarily as a result of the decline in occupancy quarter over quarter.

Total revenues increased by $4.1 million, or 4%, to $105.2 million for the year ended December 31, 2003, from $101.1 million for the comparable period of 2002.  Revenues increased primarily due to the addition of revenues from the eight medical office properties acquired on October 1, 2002.  Same store sales decreased 14% (cash basis) for the year ended December 31, 2003, as compared to the year ended December 31, 2002, primarily as a result of the decline in occupancy.

EBITDA decreased $4.2 million, or 8%, to $51.1 million for the year ended December 31, 2003, as compared to $55.3 million for the comparable period in 2002.  Cash provided by operating activities decreased to $28.6 million for the year ended December 31, 2003, from $40.2 million for the comparable period of 2002 due to declines in occupancy in the office portfolio in 2003.

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense.  A table reconciling EBITDA to cash provided by operating activities, the GAAP measure the Company believes to be directly comparable, is included in this release.  EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt.  Because not all companies calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

Balance Sheet, Market Value and Liquidity

EBITDA coverage of interest expense was 2.9 times for the year ended December 31, 2003 as compared to 3.6 times for the same period of 2002 and EBITDA coverage of interest plus preferred dividends was 2.5 times for the year ended December 31, 2003, as compared to 2.9 times for the same period of 2002.   Cash provided by operating activities (before interest expense) coverage of interest expense was 2.5 times for the year ended December 31, 2003, as compared to 3.4 times for the comparable period of 2002.  Cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends was 2.2 times for the year ended December 31, 2003, as compared to 2.9 times for the comparable period of 2002.

The Company has provided EBITDA and the related non-GAAP coverage ratios as supplemental disclosure because the Company believes such disclosure provides useful information regarding the Company’s ability to service or incur debt.  Included with the reconciliation of EBITDA to cash provided by operating activities, the GAAP measure the Company believes to be directly comparable, are the coverage calculations for EBITDA coverage of interest expense, EBITDA coverage of interest plus preferred dividends, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends.

The Company had $308.9 million of total debt outstanding at December 31, 2003. The interest rate on approximately 87% of this debt was fixed at a weighted average interest rate of 5.89%. At December 31, 2003, Great Lakes REIT had approximately $42 million available for future borrowings under two secured lines of credit that the Company utilizes for acquisitions, development activities, capital improvements, tenant improvements, leasing costs and working capital needs.

Dividends

In November and December 2003 and January 2004, the Company paid monthly cash dividends of $0.135 per common share.  As previously announced, pursuant to the merger agreement with Transwestern, the Great Lakes REIT Board of Trustees suspended the dividend on Great Lakes REIT common shares pending completion of the merger.

Leasing

For the quarter ended December 31, 2003, the Company signed 96,000 square feet of new leases bringing the total for the year to 391,000 square feet.  Net rental rates on new leases and leases renewed for the year ended December 31, 2003 were 11% lower than net rents on the expiring leases.  In addition, the Company has experienced higher costs for tenant improvements and leasing commissions on leases signed in 2003 as compared to 2002.

As expected, the occupancy rate for the Company’s portfolio of properties remained constant at 78.3% as of January 1, 2004 compared to October 1, 2003.  The Company believes that the market trend of vacancy increases has abated, but the Company anticipates that the difficult leasing environment that currently exists in its markets will persist throughout 2004.

At January 1, 2004, Great Lakes REIT had 1.0 million square feet of leases, or 17% of the total portfolio, expiring during 2004.  Lease expirations for the years 2001, 2002 and 2003 averaged approximately 20% of total year end portfolio square footage each year, while lease expirations for 2004, 2005 and 2006 are expected to be 17%, 14% and 10% of total portfolio square footage, respectively.

Property Dispositions

On December 15, 2003, the Company sold its property located at 823 Commerce Drive, Oak Brook, Illinois for a contract price of $5.6 million with a gain on sale recognized in the fourth quarter of 2003 of approximately $1.8 million.  Net proceeds from the sale of the property were used for retirement of long-terms debt ($3.2 million) and working capital ($2.1 million).

On July 8, 2003, the Company sold its properties located at 165 and 175 Hansen Court, Wood Dale, Illinois, for a contract price of $3.9 million.  The gain on sale of properties for this transaction of approximately $1.7 million was recognized in the third quarter of 2003.  The net proceeds from sale were used for retirement of long-term debt ($2.3 million) and working capital ($1.3 million).

On September 10, 2003, the Company sold its property located at 191 Waukegan Road, Northfield, Illinois, for a contract price of $6.1 million.  The gain on sale of properties for this transaction of approximately $0.5 million was recognized in the third quarter of 2003.  The net proceeds from sale were used for retirement of long-term debt ($2.8 million) and working capital ($3.0 million).

Tenant Credit Issues

As of February 1, 2004, several tenants were in default under their leases for failure to make rent payments. Several other tenants that are not currently in default are experiencing financial difficulties which may lead to lease defaults.

Legion Insurance Company, which leases 58,000 square feet of space at Milwaukee Center and represented 1.53% of the Company’s aggregate portfolio annualized base rent as of December 31, 2002, was placed in rehabilitation by the Pennsylvania Department of Insurance on April 1, 2002. After completing its review, the Pennsylvania Department of Insurance has recommended to the Commonwealth Court that Legion Insurance Company be liquidated. The Commonwealth Court approved the recommendation of the Pennsylvania Department of Insurance on July 28, 2003. Based on currently available information, the Company believes it is more likely than not that Legion will fulfill the payment obligations under its lease in 2004. Legion Insurance Company is current on its rental payments to date. The Legion lease specifies a termination date of February 28, 2006.

Great Lakes REIT is a fully integrated, self-administered and self-managed real estate investment trust with a current portfolio of 44 properties totaling 5.8 million square feet of office and medical office space in suburban areas of Chicago, Milwaukee, Detroit, Columbus, Minneapolis, Denver and Cincinnati.

A copy of the Company’s supplemental financial information for the quarter ended December 31, 2003, is available on the Company’s web site under the Investor section at www.greatlakesreit.com.

The Company is furnishing this earnings release to the Securities and Exchange Commission on Form 8-K in accordance with applicable SEC rules.

This press release contains forward-looking statements that involve numerous risks and uncertainties. Statements in this document regarding the proposed transaction with Transwestern,  property sales, new tenant leasing activity, vacancy trends, occupancy rates, expectations regarding the performance of the economy and the office markets, the anticipated level and effect of tenant defaults and anticipated market and other economic conditions are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on what the Company believes to be reasonable assumptions and management’s current expectations; however, actual results may vary from those implied by such forward-looking statements. Key factors that may cause actual results to differ from projected results include: the failure to obtain the necessary approval for the proposed transaction with Transwestern in a timely matter or at all; satisfaction of various other closing conditions contained in the definitive merger agreement, including receipt of lender consents and a required private letter ruling from the Internal Revenue Service; conditions in the financial markets generally and the market for real estate finance specifically; local and/or national economic conditions; the pace of office space development and sub-lease availability; tenant office space demand; the financial position of the Company’s tenants, including changes in such financial position that may lead to increases in tenant defaults; actual tenant default rates compared to anticipated default rates; performance of the medical office market generally and the local markets for the Company’s medical office properties specifically;  performance of the hospitals adjacent to the Company’s medical office properties; changes in interest rates;  and other risks inherent in the real estate business. For more information, refer to Great Lakes REIT’s filings with the Securities and Exchange Commission.

Financial Tables to Follow

Great Lakes REIT

Consolidated Balance Sheets

(unaudited)

(In thousands, except per share data)

	December 31,
	2003	2002

Assets
Properties:
Land	$64,067	$66,540
Buildings and improvements	527,576	526,026
	591,643	592,566
Less accumulated depreciation	77,848	66,761
	513,795	525,805
Cash and cash equivalents	2,720	5,061
Real estate tax escrows	114	69
Rents receivable	8,336	6,261
Deferred financing and leasing costs, net of accumulated amortization	9,036	9,110
Goodwill	1,061	1,061
Other assets	2,220	1,614
Total assets	$537,282	$548,981

Liabilities and shareholders’ equity
Secured bank loan payable	$17,000	$36,000
Mortgage loans payable	288,702	275,050
Bonds payable	3,245	3,620
Accounts payable and accrued liabilities	5,716	3,740
Accrued real estate taxes	14,392	14,872
Dividends payable	2,477	2,539
Prepaid rent	4,388	4,044
Security deposits	1,492	1,617
Total liabilities	337,412	341,482
Minority interests	684	677

Commitments and contingencies
Shareholders’ equity:
Preferred shares of beneficial interest ($0.01 par value, 10,000 shares authorized; 1,500 9 3/4% Series A Cumulative Redeemable shares, with a $25.00 per share Liquidation Preference, issued and outstanding)	37,500	37,500
Common shares of beneficial interest ($0.01 par value, 60,000 shares authorized; 16,089 and 16,550 shares issued and outstanding in 2003 and 2002, respectively)	161	165
Paid-in-capital	201,468	208,319
Retained earnings (deficit)	(34,193)	(19,765)
Employee share purchase loans	(3,493)	(16,154)
Deferred compensation	(1,745)	(2,035)
Accumulated other comprehensive income (loss)	(512)	(1,208)
Total shareholders’ equity	199,186	206,822
Total liabilities and shareholders’ equity	$537,282	$548,981

Great Lakes REIT
Consolidated Statements of Income and Comprehensive Income
(unaudited)
(In thousands, except per share data)
Three months ended December 31, 2003 and 2002

	2003	2002
Revenues:
Rental	$19,530	$20,939
Reimbursements	5,426	5,437
Parking	113	121
Telecommunications	63	57
Tenant service	145	130
Interest	79	318
Other	761	370
Total revenues	26,117	27,372

Expenses:
Real estate taxes	4,186	4,422
Other property operating	7,540	7,457
General and administrative	1,411	1,353
Interest	4,333	4,169
Depreciation and amortization	5,581	5,878
Total expenses	23,051	23,279
Income before allocation to minority interests	3,066	4,093
Minority interests	39	12
Income from continuing operations	3,027	4,081
Discontinued operations, net (including gain on sale of properties of $1,833 and $607 in 2003 and 2002, respectively)	1,749	743
Net income	4,776	4,824
Income allocated to preferred shareholders	914	914
Net income applicable to common shares	$3,862	$3,910
Earnings per common share from continuing operations - basic	$0.13	$0.19
Earnings per common share - basic	$0.24	$0.24
Weighted average common shares outstanding - basic	15,920	16,378
Diluted earnings per common share from continuing operations	$0.13	$0.19
Diluted earnings per common share	$0.24	$0.24
Weighted average common shares outstanding - diluted	16,056	16,537
Dividends declared per common share	$0.405	$0.405
Comprehensive income:
Net income	$4,776	$4,824
Change in fair value of interest rate swaps	249	(61)
Total comprehensive income	$5,025	$4,763

Great Lakes REIT
Consolidated Statements of Income and Comprehensive Income
(unaudited)
(In thousands, except per share data)
Years ended December 31, 2003 and 2002

	2003	2002

Revenues:
Rental	$79,554	$76,267
Reimbursements	22,208	21,385
Parking	458	494
Telecommunications	253	176
Tenant service	416	383
Interest	572	1,319
Other	1,777	1,064
Total revenues	105,238	101,088

Expenses:
Real estate taxes	17,379	16,307
Other property operating	30,755	26,834
General and administrative	5,837	5,241
Employee share loan termination cost	511	—
Interest	17,645	15,502
Depreciation and amortization	21,615	19,836
Total expenses	93,742	83,720

Income before gain on sale of properties and allocation to minority interests	11,496	17,368
Minority interests	66	65
Income from continuing operations	11,430	17,303
Discontinued operations, net (including gain on sale of properties of $4,024 and $7,789 in 2003 and 2002, respectively)	4,041	9,149
Net income	15,471	26,452
Income allocated to preferred shareholders	3,656	3,656
Net income applicable to common shares	$11,815	$22,796
Earnings per common share from continuing operations—basic	$0.48	$0.83
Earnings per common share—basic	$0.74	$1.39
Weighted average common shares outstanding—basic	16,033	16,372
Diluted earnings per common share from continuing operations	$0.48	$0.82
Diluted earnings per common share	$0.73	$1.38
Weighted average common shares outstanding—diluted	16,162	16,522
Dividends declared per common share	$1.62	$1.61

Comprehensive income:
Net income	$15,471	$26,452
Change in fair value of interest rate swap agreements	696	(1,707)
Total comprehensive income	$16,167	$24,745

Great Lakes REIT
Consolidated Statements of Cash Flows
(unaudited)
(Dollars in thousands)
Years ended December 31, 2003 and 2002

	2003	2002

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$15,471	$26,452
Adjustments to reconcile net income to cash flows from operating activities
Depreciation and amortization	22,022	21,077
Gain on sale of properties, net	(4,024)	(7,789)
Other non-cash items	770	355
Net changes in assets and liabilities:
Rents receivable	(2,075)	400
Real estate tax escrows and other assets	(108)	(602)
Accounts payable, accrued expenses and other liabilities	(344)	1,577
Accrued real estate taxes	(480)	2,162
Payment of deferred leasing costs	(2,587)	(3,421)
Net cash provided by operating activities	28,645	40,211

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of properties	—	(86,361)
Additions to buildings and improvements	(17,768)	(16,020)
Proceeds from property sales, net	14,641	33,052
Other investing activities, net	(25)	8
Net cash provided by (used in) investing activities	(3,152)	(69,321)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of share options	107	254
Proceeds from repayment of employee share loans	5,359	3,929
Proceeds from bank and mortgage loans payable	61,155	224,250
Distributions / dividends paid	(27,421)	(28,055)
Distributions to minority interests	(59)	(70)
Purchase of treasury shares	—	—
Payment of bank and mortgage loans and bonds	(66,878)	(166,658)
Payment of deferred financing costs and other items	(97)	(2,375)
Net cash provided by (used in) financing activities	(27,834)	31,275
Net increase (decrease) in cash and cash equivalents	(2,341)	2,165
Cash and cash equivalents, beginning of year	5,061	2,896
Cash and cash equivalents, end of year	$2,720	$5,061

Supplemental disclosure of cash flow:
Interest paid	$16,524	$15,879

Non-cash financing transactions:
Employee share loan termination	$7,302	—

Non-GAAP Financial Measures

Although not a GAAP measure, the Company believes that the inclusion of information regarding funds from operations (FFO) provides important information to shareholders and potential investors.  The GAAP measure, net income applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and minority interests.  In presenting FFO, the Company eliminates substantially all of these items in order to provide an indication of the results from the Company’s property operations.  FFO is a widely recognized measure in the Company’s business and is presented by nearly all publicly traded REITs. The Company’s calculation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies.  Funds from Operations should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make dividends.

	Three months ended December 31,		Years ended December 31,
	2003	2002	2003	2002
Net income applicable to common shares	$3,862	$3,910	$11,815	$22,796
Adjustments to calculate funds from operations:
Minority interests	39	12	66	65
Adjusted depreciation and amortization (a)	5,419	5,751	21,305	20,328
Gain on sale of properties	(1,833)	(607)	(4,024)	(7,789)
Funds from operations	$7,487	$9,066	$29,162	$35,400

Weighted average common shares outstanding - diluted	16,056	16,537	16,162	16,522

(a) Adjusted depreciation and amortization is calculated as follows:

	Three months ended December 31,		Years ended December 31,
	2003	2002	2003	2002
Depreciation and amortization in consolidated statements of cash flows	$5,605	$6,021	$22,022	$21,078
Less depreciation and amortization unrelated to properties	186	270	717	750
Adjusted depreciation and amortization	$5,419	$5,751	$21,305	$20,328

EBITDA and Cash Provided by Operating Activities and Related Coverage Ratios
Years ended December 31, 2003 and 2002
(Dollars in thousands)

EBITDA, a non-GAAP financial measure, represents net income before allocation to minority interests plus interest expense, federal income tax expense (if any) and depreciation and amortization expense.

EBITDA is not intended to represent cash flow for the period, is not presented as an alternative to operating income as an indicator of operating performance, should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP and is not indicative of operating income or cash provided by operating activities as determined under GAAP.

EBITDA is presented solely as a supplemental disclosure because the Company believes it provides useful information regarding the Company’s ability to service or incur debt.  Because all companies do not calculate EBITDA the same way, the presentation of EBITDA may not be comparable to similarly titled measures of other companies.

The Company believes that cash provided by operating activities is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA.  The following is a reconciliation of EBITDA to cash provided by operating activities for each of the periods for which EBITDA is presented in this earnings release:

	Years ended December 31,
	2003	2002
Calculation of EBITDA:
Income before allocation to minority interests	$11,496	$17,368
Depreciation and amortization from consolidated statements of cash flows	22,022	21,077
Interest expense	17,645	15,502
Discontinued operations, net	17	1,360

EBITDA	$51,180	$55,307

Reconciliation of EBITDA to Cash Provided by Operating Activities:
EBITDA	$51,180	$55,307
Interest expense	(17,645)	(15,502)
Other adjustments from Consolidated Statements of Cash Flows:
Other non-cash items	770	355
Minority interests	(66)	(65)
Net changes in assets and liabilities:
Rents receivable	(2,075)	400
Real estate tax escrows and other assets	(108)	(602)
Accounts payable, accrued expenses and other liabilities	(344)	1,577
Accrued real estate taxes	(480)	2,162
Payment of deferred leasing costs	(2,587)	(3,421)
Cash provided by operating activities	$28,645	$40,211

The Company has included the coverage calculations for EBITDA coverage of interest expense and EBITDA coverage of interest plus preferred dividends, which are non-GAAP financial measures, as well as the GAAP ratio that the Company believes to be most directly comparable, cash provided by operating activities (before interest expense) coverage of interest expense and cash provided by operating activities (before interest expense) coverage of interest expense plus preferred dividends.  The Company has provided both calculations so that investors may evaluate both the non-GAAP and GAAP ratios together, and the Company is providing such ratios as supplemental disclosure with respect to liquidity because the Company believes such ratios provide useful information regarding the Company’s ability to service or incur debt.

Years ended December 31,

	2003	2002
Cash provided by operating activities	$28,645	$40,211
Interest expense	17,645	15,502
Cash provided from operating activities before interest expense	$46,290	$55,713

Interest expense	$17,645	$15,502
Total interest expense	$17,645	$15,502
Preferred dividends	3,656	3,656
Total interest expense and preferred dividends	$21,301	$19,158

Ratio of cash provided by operating activities before interest expense to interest expense	2.6X	3.6X

Ratio of cash provided by operating activities before interest expense to interest expense and preferred dividends	2.2X	2.9X

EBITDA	$51,180	$55,307

Ratio of EBITDA to interest expense	2.9X	3.6X

Ratio of EBITDA to interest expense and preferred dividends	2.4X	2.9X

SUPPLEMENTAL INFORMATION

For the Three Months and Year Ended

December 31, 2003

Great Lakes REIT

Portfolio Occupancy Schedule

January 1, 2004

Market/Property	Location	Year Built/ Renovated	Approximate Rentable Square Feet	Percent Occupied

Chicago
Centennial Center	Schaumburg	1980/1993	266,886	76.3%
Highpoint Business Center	Wood Dale	1986	33,495	60.5%
Arlington Ridge Service Center	Arlington Heights	1987	95,938	60.2%
Arlington Business Center	Arlington Heights	1984	98,241	72.3%
1011 Touhy Atrium	Des Plaines	1978/1995	153,777	82.2%
Kensington Corporate Center	Mount Prospect	1989	85,487	100.0%
One Hawthorn Place	Vernon Hills	1987	84,592	84.3%
2 Marriott Drive	Lincolnshire	1985	41,500	100.0%
One Century Centre	Schaumburg	1985	212,212	22.8%
Lisle Executive Center	Lisle	1988	150,036	50.7%
Woodfield Green Executive Ctr.	Schaumburg	1986	109,392	68.6%
1600 Corporate Center	Rolling Meadows	1986	254,448	89.8%
Bannockburn Corporate	Bannockburn	1999	202,218	83.0%
O’Hare Commerce Center	Des Plaines	1975	148,444	91.0%
387 Shuman Blvd	Naperville	1981	112,309	90.2%
Medical Office Buildings	Various	Various	458,156	98.1%
Subtotal/Weighted Average			2,507,131	78.1%

Milwaukee
One Park Plaza	Milwaukee	1984	198,722	62.3%
Milwaukee Center	Milwaukee	1988	373,490	71.1%
Park Place VII	Milwaukee	1989	36,037	79.3%
Lincoln Center	West Allis	1984-1987	120,931	60.1%
Brookfield Lakes	Brookfield	1987	116,799	67.9%
Corporate Woods	Brookfield	1987	53,807	83.1%
One Riverwood Place	Pewaukee	1999	97,778	94.9%
Two Riverwood Place	Pewaukee	2002	98,202	91.3%
Subtotal/Weighted Average			1,095,766	72.7%

Minneapolis/St. Paul

Court International	St. Paul	1916/1985	319,848	91.1%
University Office Plaza	Minneapolis	1979/1997	98,495	75.7%
Subtotal/Weighted Average			418,343	87.5%

Detroit
Long Lake Crossings	Troy	1988	170,457	81.0%
Tri-Atria Office Building	Farmington Hills	1986	236,921	95.8%
777 Eisenhower Plaza	Ann Arbor	1975	281,080	98.3%
#40 OakHollow	Southfield	1989	80,893	80.5%
Oak Hollow Gateway	Southfield	1987	79,052	88.1%
Subtotal/Weighted Average			848,403	91.5%

Columbus
Dublin Techmart	Dublin	1986	124,929	80.0%
MetroCenter IV	Dublin	1982	101,592	57.9%
MetroCenter V	Dublin	1987	215,473	87.8%
Firstar Tower	Columbus	1981	198,171	79.3%
Subtotal/Weighted Average			640,165	78.9%

Cincinnati
Princeton Hill I	Springdale	1988	95,910	86.9%

Denver
116 Inverness Drive East	Englewood	1984	205,716	32.1%

TOTAL/WEIGHTED AVERAGE			5,811,434	78.3%

Great Lakes REIT

Historic Occupancy

Since IPO

Reporting Period	Percent
2Q’97	93.5%
3Q’97	92.0%
4Q’97	92.9%
1Q’98	93.0%
2Q’98	94.8%
3Q’98	94.9%
4Q’98	94.8%
1Q’99	95.3%
2Q’99	95.8%
3Q’99	95.8%
4Q’99	93.7%
1Q’00	94.4%
2Q’00	93.6%
3Q’00	93.3%
4Q’00	91.9%
1Q’01	92.4%
2Q’01	90.5%
3Q’01	88.1%
4Q’01	88.4%
1Q’02	84.5%
2Q’02	82.6%
3Q’02	85.0%
4Q’02	83.0%
1Q’03	80.9%
2Q’03	80.2%
3Q’03	78.3%
4Q’03	78.3%
Average 27 quarters	89.7%

Great Lakes REIT

Operating Margins (unaudited)

(In thousands, except per share data)

	Three Months Dec 02	Ended Dec 03	% Chg
Consolidated Income Statement
Revenues
Minimum Rents	21,435	19,529	-9%
Expense Reimbursements	5,461	5,426
Total Operating Revenues	26,896	24,955	-7%
Other tenant - and interest - income	1,001	1,164
Expenses
Real estate taxes	4,497	4,193
% of Oper. Revs	16.7%	16.8%
% of NOI	30.4%	31.8%
Other Operating Expenses	7,628	7,596
% of Oper. Revs	28.4%	30.4%
Total property-related exp.	12,125	11,789	-3%
% of Oper. Revs	45.1%	47.2%
NOI before General & Admin.	14,771	13,166	-11%
as a % of Operating Revenue	54.9%	52.8%
Depreciation & amort.	6,021	5,604
General & Admin.	1,353	1,411	4%
% of Oper. Revs	5.0%	5.7%
% of NOI	9.2%	10.7%
Corp. Interest Expense	4,169	4,333
Other	0	0
Sub-Total Expenses	23,668	23,137	-2%
Income before non-recurring items	4,229	2,982	-29%
as a % of Total Revenues	15.2%	11.4%
Extraordinary items / adjustments	607	1,833
Net Income before minority interest	4,836	4,815
Net Operating Income from Properties after G&A	13,418	11,755	-12%
as a % of Operating Revenue	49.9%	47.1%
Funds from Operations	9,066	7,487	-17%
Per Share (fully-diluted)
Net Income	0.24	0.24
Funds From Operations (FFO)	0.55	0.47	-15%
FFO less straight-lined rents	0.53	0.40
Dividends per Share	0.405	0.405	0%
as a % of FFOperations (FDiluted)	73.6%	86.2%
Wtd. Avg. Common Shares Outstanding - Diluted	16,537	16,056

	Twelve Months Ended
	Dec 02	Dec 03	% Chg
Consolidated Income Statement
Revenues
Minimum Rents	80,932	80,683	0%
Expense Reimbursements	21,709	22,280
Total Operating Revenues	102,641	102,963	0%
Other tenant – and interest - income	3,474	3,489
Expenses
Real estate taxes	17,137	17,662
% of Oper. Revs	16.7%	17.2%
% of NOI	30.0%	32.7%
Other Operating Expenses	28,429	31,263
% of Oper. Revs	27.7%	30.4%
Total property-related exp.	45,566	48,925	7%
% of Oper. Revs	44.4%	47.5%
NOI before General & Admin.	57,075	54,038	-5%
as a % of Operating Revenue	55.6%	52.5%
Depreciation & amort.	21,078	22,021
General & Admin.	5,241	6,348	21%
% of Oper. Revs	5.1%	6.2%
% of NOI	9.2%	11.7%
Corp. Interest Expense	15,502	17,645
Other	0	0
Sub-Total Expenses	87,387	94,939	9%
Income before non-recurring items	18,728	11,513	-39%
as a % of Total Revenues	17.6%	10.8%
Extraordinary items / adjustments	7,789	4,024
Net Income before minority interest	26,517	15,537
Net Operating Income from Properties after G&A	51,834	47,690	-8%
as a % of Operating Revenue	50.5%	46.3%
Funds from Operations	35,400	29,162	-18%
Per Share (fully-diluted)
Net Income	1.38	0.73
Funds From Operations (FFO)	2.14	1.80	-16%
FFO less straight-lined rents	2.10	1.67
Dividends per Share	1.61	1.62	1%
as a % of FFOperations (FDiluted)	75.2%	90.0%
Wtd. Avg. Common Shares Outstanding - Diluted	16,522	16,162

Great Lakes REIT

Same Store Sales Analysis (unaudited)

(Dollars in Thousands)

Non-GAAP Financial Measure

		Three months ended December 31,
		2003	2002
Net Operating Income
Property	Location
CHICAGO
Centennial Center	Schaumburg	$533	$649
One Century Centre	Schaumburg	(240)	359
Highpoint Business Center	Wood Dale	2	84
Arlington Business Center	Arlington Heights	132	72
Arlington Ridge Service Center	Arlington Heights	127	(19)
1011 Touhy Avenue	Des Plaines	342	287
Kensington Corporate Center	Mount Prospect	113	252
One Hawthorn Place	Vernon Hills	240	279
Two Marriott Drive	Lincolnshire	118	104
Lisle Executive Center	Lisle	161	162
Woodfield Green	Schaumburg	196	357
1600 Corporate Center	Rolling Meadows	496	622
Bannockburn Corporate Center	Bannockburn	749	605
Subtotal		2,969	3,811
13 Properties - Decrease		-22.09%

MILWAUKEE
One Park Plaza	Milwaukee	277	313
Park Place VII	Milwaukee	78	109
Milwaukee Center	Milwaukee	1,556	1,584
Lincoln Center II & III	West Allis	114	258
Brookfield Lakes Corporate Center	Brookfield	176	206
Corporate Woods	Brookfield	135	107
One Riverwood	Waukesha	359	342
Subtotal		2,696	2,920
7 Properties - Decrease		-7.68%

MINNEAPOLIS / ST. PAUL
Court International	St. Paul	801	722
University Office Plaza	Minneapolis	164	204
		965	925
2 Properties - Increase		4.26%

DETROIT
777 Eisenhower	Ann Arbor	957	1,347
Tri-Atria	Farmington Hills	812	768
Long Lake Crossings	Troy	554	504
No. 40 OakHollow	Southfield	190	254
OakHollow Gateway	Southfield	250	246
Subtotal		2,763	3,120
5 Properties - Decrease		-11.45%

COLUMBUS
Firstar	Columbus	468	498
Metro V	Dublin	535	466
Metro IV	Dublin	77	170
Dublin Techmart	Dublin	186	210
Subtotal		1,266	1,344
4 Properties - Decrease		-5.76%

CINCINNATI
Princeton Hill Corporate Center	Springdale	277	316
1 Property - Decrease		-12.46%

DENVER
116 Inverness	Englewood	24	627
1 Property - Decrease		-96.15%

TOTAL		$10,960	$13,063
33 Properties - Decrease		-16.10%

		Twelve months ended December 31,
		2003	2002
Net Operating Income
Property	Location
CHICAGO
Centennial Center	Schaumburg	$2,565	$2,925
One Century Centre	Schaumburg	379	2,330
Highpoint Business Center	Wood Dale	(11)	321
Arlington Business Center	Arlington Heights	576	366
Arlington Ridge Service Center	Arlington Heights	356	241
1011 Touhy Avenue	Des Plaines	1,261	1,246
Kensington Corporate Center	Mount Prospect	40	982
One Hawthorn Place	Vernon Hills	1,008	976
Two Marriott Drive	Lincolnshire	440	429
Lisle Executive Center	Lisle	575	1,068
Woodfield Green	Schaumburg	727	823
1600 Corporate Center	Rolling Meadows	1,896	2,506
Bannockburn Corporate Center	Bannockburn	3,036	2,756
Subtotal		12,847	16,968
13 Properties - Decrease		-24.29%

MILWAUKEE
One Park Plaza	Milwaukee	839	746
Park Place VII	Milwaukee	260	273
Milwaukee Center	Milwaukee	6,423	6,081
Lincoln Center II & III	West Allis	625	971
Brookfield Lakes Corporate Center	Brookfield	565	578
Corporate Woods	Brookfield	438	513
One Riverwood	Waukesha	1,501	1,475
Subtotal		10,650	10,636
7 Properties - Increase		0.13%

MINNEAPOLIS / ST. PAUL
Court International	St. Paul	3,148	3,653
University Office Plaza	Minneapolis	745	626
		3,894	4,279
2 Properties - Decrease		-9.01%

DETROIT
777 Eisenhower	Ann Arbor	3,967	3,656
Tri-Atria	Farmington Hills	3,366	2,972
Long Lake Crossings	Troy	2,155	2,232
No. 40 OakHollow	Southfield	693	1,129
OakHollow Gateway	Southfield	1,070	1,007
Subtotal		11,252	10,996
5 Properties - Increase		2.33%

COLUMBUS
Firstar	Columbus	2,023	2,234
Metro V	Dublin	1,741	2,073
Metro IV	Dublin	479	695
Dublin Techmart	Dublin	630	914
Subtotal		4,872	5,916
4 Properties - Decrease		-17.65%

CINCINNATI
Princeton Hill Corporate Center	Springdale	1,259	1,341
1 Property - Decrease		-6.11%

DENVER
116 Inverness	Englewood	752	3,005
1 Property - Decrease		-74.96%

TOTAL		$45,527	$53,141
33 Properties - Decrease		-14.33%

Great Lakes REIT

Reconciliation of Same Store Net Operating Income to Income Before Allocation to Minority Interests (unaudited)

(Dollars in thousands)

The Company provides same store net operating income which is the net operating income of properties owned in both the three and twelve months ended December 31, 2003 and 2002.  Same store net operating income is considered a non-GAAP financial measure because it does not include depreciation and amortization, interest expense and general and administrative expenses.  The Company provides same store net operating income as it allows investors to compare the results of property operations for the three and twelve months ended December 31,2003 and 2002.  The Company also provides a reconciliation of these amounts to the most comparable GAAP measure, income before allocation to minority interests.

	Three months ended December 31,		Twelve months ended December 31,
	2003	2002	2003	2002
Same store net operating income	$10,960	$13,063	$45,527	$53,141
Net operating income from acquisitions:
Two Riverwood Place	302	19	1,147	773
O’Hare Commerce Center	322	327	1,308	609
Medical Portfolio	1,321	1,286	5,282	1,286
387 Shuman Blvd	321	186	1,095	186

Straight-line rent	1,086	294	2,173	633
Interest income	79	318	572	1,319
General and administrative expense	(1,411)	(1,353)	(6,348)	(5,241)
Interest expense	(4,333)	(4,169)	(17,645)	(15,502)
Depreciation and amortization	(5,581)	(5,878)	(21,615)	(19,836)

Income before allocation to minority interests	$3,066	$4,093	$11,496	$17,368

Great Lakes REIT

Portfolio Lease Expirations

As of January 1, 2004

YEAR OF EXPIRATION	SQ FT	PERCENT OF TOTAL PORTFOLIO			Columbus	Denver	Detroit	Milwaukee	Minneapolis	Total	Medical Office Buildings

			Breakout By Market
			Chicago	Cincinnati
											(Included in Chicago)

2004	1,000,009	17.21%	331,780	83,365	113,316	18,471	216,554	202,110	34,413	1,000,009	74,719
			34%	8%	11%	2%	22%	20%	3%	100%	7%

2005	781,615	13.45%	411,908	—	82,019	—	68,815	149,040	69,833	781,615	141,029
			53%	0%	10%	0%	9%	19%	9%	100%	18%

2006	577,582	9.94%	222,115	—	63,899	—	74,040	134,770	82,758	577,582	59,595
			39%	0%	11%	0%	13%	23%	14%	100%	10%

2007	799,158	13.75%	354,617	—	126,306	42,656	124,898	81,330	69,351	799,158	97,164
			44%	0%	16%	5%	16%	10%	9%	100%	12%

2008	711,506	12.24%	294,440	—	67,232	4,856	219,571	69,315	56,092	711,506	27,334
			41%	0%	9%	1%	31%	10%	8%	100%	4%

2009	254,677	4.38%	106,109	—	34,760	—	42,196	57,480	14,132	254,677	4,976
			41%	0%	14%	0%	17%	22%	6%	100%	2%

2010	143,563	2.47%	122,945	—	9,769	—	—	10,849	—	143,563	5,077
			85%	0%	7%	0%	0%	8%	0%	100%	4%

2011	84,674	1.46%	29,771	—	—	—	19,769	9,264	25,870	84,674	1,242
			35%	0%	0%	0%	23%	11%	31%	100%	1%

2012	85,922	1.48%	32,251	—	—	—	—	53,671	—	85,922	32,251
			38%	0%	0%	0%	0%	62%	0%	100%	38%

2013	13,572	0.23%	13,572	—	—	—	—	—	—	13,572	3,276
			100%	0%	0%	0%	0%	0%	0%	100%	24%

2014	1,718	0.03%	1,718	—	—	—	—	—	—	1,718	1,718
			100%	0%	0%	0%	0%	0%	0%	100%	100%

2017	19,600	0.34%	—	—	—	—	—	19,600	—	19,600	—
			0%	0%	0%	0%	0%	100%	0%	100%	0%

Month-to-Month	34,214	0.59%	21,535	—	2,878	—	316	2,890	6,595	34,214	1,008

Non Income Producing	44,936	0.77%	16,347	—	5,027	—	9,981	6,662	6,919	44,936	—

Office Market Statistics

Fourth Quarter 2003

Suburban Market *	Existing Stock (1,000’s)	Vacancy **			Net Absorption (1,000’s)				Anticipated Deliveries 2004 (1,000’s)***	Anticipated Deliveries 2005 (1,000’s)***
		4Q,2002	3Q,2003	4Q,2003	2001	2002	4Q, 2003	Y-T-D 2003

Chicago	98,991	17.0%	19.4%	19.2%	32	(1,510)	135	(546)	158	—
Detroit	56,147	15.8%	18.0%	18.2%	(539)	(1,854)	(189)	(1,088)	624	121
Denver	78,989	18.5%	18.3%	18.8%	(279)	(3,656)	(270)	(4)	—	—
Columbus	17,228	20.5%	21.6%	21.2%	(279)	(62)	2	(85)	—	—
Cincinnati	19,053	21.0%	21.4%	20.6%	184	(67)	227	158	168	125
Minneapolis	34,338	16.3%	15.1%	15.8%	(364)	(517)	(318)	123	—	—

Subtotal/Average:	304,745	17.5%	18.6%	18.7%	(1,246)	(7,666)	(412)	(1,441)	950	246

Columbus CBD	10,369	21.0%	21.1%	20.5%	251	(150)	36	176	193	—

Totals Suburban/CBD:	315,114	17.6%	18.7%	18.8%	(995)	(7,816)	(376)	(1,265)	1,144	246

Source: CB Richard Ellis, Paragon Corporate Realty Services (Detroit), and Great Lakes REIT

*    The Milwaukee office market is not accurately surveyed in its entirety on a quarterly basis.  In lieu of general statistics that encompass the entire market, the following analysis is based on a property set that directly competes with Great Lakes REIT’s holdings in the market.  The source for suburban statistics, including new deliveries, is RFP Commercial and for the CBD, the source is The Polacheck Company.  Vacancy as of the fourth quarter of 2003 for the Milwaukee suburbs was 13.0%.  Vacancy as of the fourth quarter of 2003 for the CBD was 13.9%.  As of the fourth quarter, there was no speculative construction in either the suburbs or the CBD.

**   Vacancy rates include direct, available space (exclude sublease space).

***  Anticipated Deliveries refers only to buildings that are currently under construction.  Development that is initiated in the future would affect these annual totals.